SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2005, stock options were granted to Boston Communications Group, Inc.’s (the “Company”) named executive officers in accordance with the 2005 BCGI Executive Incentive Compensation Plan (the “Plan”). The Plan was approved by the Compensation Committee of the Board of Directors of the Company and consists of cash bonuses and equity incentives. The key elements of the Plan are as follows:

Bonus Incentive Compensation:

•	The Plan provides for different target bonus amounts for each executive officer, using a percentage of base pay derived from third-party compensation survey data for comparable companies and executive positions.

•	The total bonus is comprised of three major components:

-	Executive’s personal qualitative performance appraisal 20% of target

-	Company’s quantitative financial performance 40% of target

-	Executive’s achievement of strategic goals 40% of target

•	The qualitative personal performance appraisal is paid annually based upon the executive officer’s accomplishment of qualitative goals that are established by the executive officer’s manager.

•	The plan provides for a graduated scale of payment for the 40% of target that is based on quantitative performance, so that an executive officer may earn no quantitative bonus, a fraction of his or her target, or up to 200% of the quantitative part of the target, depending upon the financial performance of the Company.

•	For the achievement of strategic goals component of the bonus, the potential amount to be earned is entirely funded by the financial performance of the business, as described in the preceding paragraph. The amount earned by the executive officer is based upon the executive officer’s performance against strategic goals that are approved by the Compensation Committee.

•	Quantitative financial performance bonuses are based upon a combination of earnings and revenue achievement against targets, for the Company as a whole. Results are generally weighted more heavily on earnings than revenue.

The following table sets forth the 2005 bonus, assuming achievement of 100% of the target based on the foregoing criteria, for each of the Company’s named executive officers (as defined in Item 402(a)3 of Regulation S-K):

Name of Executive Officer	Cash Bonus (Assuming Achievement of 100% of Target)
Paul Tobin	$108,000
E. Y. Snowden	256,000
Karen A. Walker	103,320
Fritz von Mering	89,280
William Wessman	$103,050

Equity Incentive Compensation:

In determining the equity incentives for the named executive officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual’s job responsibilities, (ii) the individual’s performance, including the expected contribution of the executive officer to the Company’s goals, (iii) the Company’s long-term needs and goals, including attracting and retaining key management personnel, and (iv) the Company’s competitive position, which includes using third-party compensation survey data for executive positions at comparable companies. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual.

The key elements of the 2005 equity grants are as follows:

The stock option grants to each executive officer vest in three equal installments over a three year period commencing on the first anniversary of the date of grant. In addition, the executive officers will receive a grant of restricted stock on a graduated scale in early 2006 based on the Company’s quantitative performance for the previous year, so that an executive officer may earn no quantitative shares, a fraction of his or her target, or up to 200% of the quantitative part of the target, depending upon the earnings of the Company as a whole for 2005. The restricted share grants will be granted at par value to the executive officer. One-third of the shares subject to grant shall vest upon grant and one-third of the shares shall vest in each of the two years following the date of grant.

The option grants and target restricted share grants to executives are as follows:

Name	Stock Option Grants	Option Exercise Price	Restricted Share Grant (Assuming Achievement of 100% of Target)
Paul J. Tobin	13,500	$7.29	1,880
Edward H. Snowden	40,500	$7.29	5,630
Frederick E. von Mering	20,250	$7.29	2,810
William D. Wessman	20,250	$7.29	2,810
Karen A. Walker	22,500	$7.29	3,130

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2005

BOSTON COMMUNICATIONS GROUP, INC.

By: /s/ Karen A. Walker

        Karen A. Walker

        Chief Financial Officer